Form C

Cover Page

Name of issuer:

Pedal Holdings Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 1/24/2018

Physical address of issuer:

11332 Belmont Lake Drive
Las Vegas NV 89135

Website of issuer:

http://www.pedal.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$600,000.00

Deadline to reach the target offering amount:

9/7/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$23,325.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	($86,316.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Pedal Holdings Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Chadd Johnson	President & CEO	Pedal Holdings Inc.	2017
Brandon Middleton	SVP of Responsibility & Engagement	Pedal Holdings Inc.	2017
Cherryl Purcell	Treasurer	Pedal Holdings Inc.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Kirk Owat	Vice President	2017
Kirk Owat	Senior Vice President of Strategic Marketing	2017
Chadd Johnson	President	2017
Chadd Johnson	CEO	2017
Brandon Middleton	Vice President	2017
Brandon Middleton	Secretary	2017
Brandon Middleton	Senior Vice President of People and Culture	2017
Cherryl Purcell	Treasurer	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Chadd Johnson	5040000.0 Common Stock	90.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Kirk Owat is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The fitness industry requires some degree of disposable income to remain profitable. Any risk of a catostrophic economic downturn would hinder the company's ability to earn revenue.

Our limited competitors have quickly monopolized similar concepts and have long-established relationships with their user base. This could make it difficult for Pedal to reach the mass market with its distinctive services in the marketplace.

Adaptation and/or response from a large competitor may inhibit our ability to expand in the marketplace.

The company may be unable to obtain debt to fund our operations in sufficient amounts or on reasonable terms.

Third-party vendors must remain constantly connected online to ensure continuous operability of services. As such a failure of any of these components could impede Pedal's operations.

We have a small management team. Our future success depends on the efforts of key personnel. The loss of services of any key personnel may have an adverse effect on us. There can be no assurance that we will be successful

in attracting and retaining other personnel we require to successfully grow our business.

Intellectual property could be unenforceable or ineffective.

One of our most valuable assets is our intellectual property, however, companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our software, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. In addition, if we are determined to have infringed upon a third party's intellectual property rights, we may be required to cease operating our software, pay substantial damages, seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all, and/or establish and maintain alternative branding for our software. We may also need to file lawsuits to protect our intellectual property rights from infringement from third parties, which lawsuits could be expensive, time consuming and distract management's attention from our core operations.

Any breach of our app, databases, customer payments or other information may have a significant legal and monetary impact on our business and reputation.

We do not intent to generate revenues for at least 6 months, which may be concerning for any investors wishing to invest in our SAFE

We will require additional capital which may result in more favorable terms than the those held by our investors in this round.

We will be engaging in a related-party transaction to acquire the assets of a predecessor entity.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: This is our requirement to sustain 6 months of minimal operational expenses including staff costs.

49% towards ongoing development, debugging, and maintenance of our mobile app technology

25% Staff salaries for 3 employees

11% towards enhancing our digital marketing footprint via social media channels to consumers (Athletes) and gym owners (Partners).

10% towards lead generation to triple the number of our current Pedal Partners, which would exceed 600 new Pedal Partner facilities.

5% Wefunder Intermediary fee

If we raise: **$350,000**

Use of Proceeds: This target would allow us to meet the requirements as set out above and adjust the following:

40% towards ongoing development, debugging, and maintenance of our mobile app technology

Additionally, we will accelerate our operations in the following areas:

30% towards digital marketing effort

25% towards expanding our Partner and Athlete prospecting efforts within large metro areas with high-demand for fitness services.

5% Wefunder Intermediary fee

If we raise: **$600,000**

Use of Proceeds: At this level of funding, we would be able to fully address the requirements above in addition to the following adjustments:

30% towards native app development costs

30% towards staff costs: 3x co-founders + 1x CTO to oversee an enhanced suite of digital fitness services.

20% towards marketing budget

15% towards lead generation and B2B prospecting

5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through

Wefunder Portal.

4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors. The Company reserves the right to convert Preferred Stock to Common Stock at their discretion.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors or

- (ii) if the valuation for the company is more than **$2.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $1.5M and a discount rate of 90%

Additional Terms of the Valuation Cap.

For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company. Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will not receive voting rights.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases:

If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

(a) Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (A) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (B) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10000000	5600000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	N/A
Options:	N/A

Describe any other rights:

N/A

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

No exempt offerings.

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Pedal is a fitness-centric marketplace for iOS and Android. On our app, users can browse boutique gyms and studios, buy classes for a fraction of drop-in prices, and easily try out classes before becoming members. We pay gyms every time a customer attends class, and best of all, Pedal is free for gyms to join. We have 300+ gyms in our network already, and we'll officially launch in the second half of 2018.

This year, our focus is to launch, then grow as quickly as possible by nurturing our relationships with gym owners and Pedal users. We hope Pedal will be the go-to platform for fitness discovery. With partner gyms in both small and large U.S. cities alike, Pedal users will be able to access high-quality fitness wherever they are. We have high hopes for Pedal: the $22 billion boutique fitness industry shows no signs of slowing down, and the market is ripe for a better way to discover fitness.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Pedal Holdings Inc. was incorporated in the State of Delaware in January 2018. Pedal LLC was the previous entity.

We have:

- Prototype and backend development for iOS and Android app is complete.

- 300+ partner gyms to date.

- 10,000 gym leads.

- Currently finishing iOS and Android app development.

Historical Results of Operations

Our company was organized in January 2018 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended January 24, 2018, the Company had revenues of $0. The revenues of Pedal Holdings LLC for the period ended December 31, 2017 was $0.

- *Assets.* As of January 24, 2018, the Company had total assets of $0, including $0 in cash. Pedal Holdings LLC had total assets of $23,325 and $0 in cash.

- *Net Income.* The Company has had net income of $0 for 2018. Pedal Holdings LLC had a net loss of $86,316.

- *Liabilities.* The Company's liabilties totaled $0 for 2018. Pedal Holding LLC's liabilities totaled $0.

LLC to C-Corp

Pedal was reincorporated as C-Corp and the LLC was dissolved. The reincorporation took place to avoid merger complication and for purposes of future funding. The transferral of assets agreement was signed and executed on February 27, 2018 and all assets will be transferred as soon as possible.

Liquidity & Capital Resources

Pedal has been bootstrapped until this point by it's founders. We intend to continue to do so, but in lieu of a successful Wefunder campaign will seek other sources of capital.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 7 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Pedal Holdings Inc. cash in hand is $0, as of March 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $13,132.30/month, for an average burn rate of $13,132.30 per month. Our intent is to be profitable in 22 months.

The founders have been bootstrapping for the last few months and will continue to do so in lieu of a successful Wefunder campaign. Pedal will remain "pre-revenue" through the next 6 months as development continues on the mobile app. Our expenses will remain the same and will be predominantly comprised of app development and related expenditures. Pedal anticipates earliest revenues to occur in the third quarter of 2018, post-launch.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

  C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.pedal.com/#/front/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Brandon Middleton
- Chadd Johnson
- Cherryl Purcell
- Kirk Owat

Appendix E: Supporting Documents

INVEST IN PEDAL

Discover and try new fitness classes for a fraction of drop-in prices


FOLLOW US FOR UPDATES
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$0
raised of $100K goal
$100 min
by Wefunder Portal LLC
INVEST

"Pedal is a fitness-centric marketplace for iOS and Android. On our app, users can browse boutique gyms and studios, buy classes for a fraction of drop-in prices, and easily try out classes before becoming members. We pay gyms every time a customer attends class, and best of all, Pedal is free for gyms to join. We have 300+ gyms in our network already, and we'll officially launch in the second half of 2018.

Chadd Johnson
FOUNDER / CEO, PEDAL

Future Equity (SAFE)

$2.5M valuation cap

A SAFE gives you the right to future shares in Pedal. If you invest, you're betting the company will be worth more than $2.5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $1.5M Valuation Cap & 10% Discount

Investors who fund up to the first $100K of this fundraise will invest in a SAFE with a valuation cap of $1.5M and a discount of 10%.

INVESTOR PERKS

$500+ You're a true Pedal Pioneer! Welcome to our family! Thanks for sharing our vision of fitness freedom and flexibility for all. To share our utmost gratitude, we're sending you a cool Pedal decal.

$1,000+ Spread our message across your chest with a Pedal branded t-shirt, plus you get the decal.

$5,000+ Keep your workout going with a cool Pedal HydroFlask® bottle, plus that awesome t-shirt and decal.

$10,000+ Rock your fitness routine with BeatsX wireless earphones that sound totally fantastic, and the HydroFlask®, t-shirt and decal.

$25,000+ Liberate your fitness with a cutting-edge Apple Watch Nike+ Series 3 42mm, and BeatsX, HydroFlask®, t-shirt, and decal.

$50,000+ Enjoy a delectable dinner for two at Guy Savoy at Caesars Palace in fabulous Las Vegas with Pedal Founder Chadd Johnson and the rest of the Pedal team, plus the rest of the Pedal swag! (USA Only)

$100,000+ First right of refusal to obtain additional equity in Pedal for future funding rounds, plus two tickets to your choice of a jaw-dropping Cirque du Soleil performance in Las Vegas, in addition to the awesome perks of all of the other levels. (USA Only)

OUR AMBITION

This year, our focus is to launch, then grow as quickly as possible by nurturing our relationships with gym owners and Pedal users. We hope Pedal will be the go-to platform for fitness discovery. With partner gyms in both small and large U.S. cities alike, Pedal users will be able to access high-quality fitness wherever they are. We have high hopes for Pedal: the $22 billion boutique fitness industry shows no signs of slowing down, and the market is ripe for a better way to discover fitness.

KEY FACTS

- Prototype and backend development for iOS and Android app is complete.
- 300+ partner gyms to date.
- 10,000 gym leads.
- Currently finishing iOS and Android app development.

https://pedal.com/#/front

APP B2B B2C HEALTH AND FITNESS YOGA MARKETPLACE

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The Consumer Electronics Show, better known as CES, attracted tens of thousands of tech insiders from all over the world. But for some, the drive to the globe's biggest electronics trade show is a matter of driving across town.
March 2, 2018 @ fox5vegas.com



Pedal Fitness by Chadd Johnson

Pedal offers a pay as you go access to 400+ gyms. Get a solid workout in on the go! $10 per month gives you $10 in credits and access to the Pedal network. All our partner gyms are under $10! 1. Find a gym nearby that you would like to visit2.
March 2, 2018 @ appadvice.com

Pedal

Pedal - Workout anywhere with pay-as-you-go access to 400+ gyms. (iPhone, Health and Fitness, and Tech) Read the opinion of 10 influencers. Discover 2 alternatives like GYSTNow and Peloton Cycle
November 8, 2016 @ producthunt.com

Find Your Next Fitness Studio with Pedal


9:41
SoHo, NY
Activity / Features / Times / Location
Evolution Pilates
$5
Port Washington, NY 0.5mi
/day
Regenerative Fitness
$7
Yorkville, NYC 1mi
/day
9:41
Evolution Pilates
Port Washington, NY 0.5mi
Since 2003, Evolution Pilates in Port Washington, NY has been Long Island's premier Pilates studio offering private and group Pilates and TRX
Get Directions
Website
Hours
Open Now → 9:00 PM
Features
Pull Up Bars, Weights, Kettlebells, Dip Stands, Leg
Buy 24hr Pass
$5
Contact
9:41
Evolution Pilates
Port Washington, NY 0.5mi
Since 2003, Evolution Pilates in Port Washington, NY has been Long Island's premier Pilates studio
Evolution Pilates
$5
Port Washington, NY 0.5mi
24HR PASS
Valid for 24hr after activation
Buy with Card
Buy with Pay

These are prototype designs. The design of the app may change prior to launch.

To attract new members, boutique gyms and studios have to fight through the noise with Yelp reviews, discounts, digital marketing, and other tactics. It's imprecise and expensive – boutique gyms and studios spend on average $88 to acquire each new customer. So we created an iOS and Android app that is a fitness-only marketplace where users can browse new studios, purchase classes at a fraction of drop-in prices, and join gyms for monthly memberships. We bring new members to gyms so they can focus on fostering a community.

Pedal is a Marketplace for Fitness Lovers and Gym Owners



Pedal Athletes:

Pedal Athletes are frequent travelers who want to maintain their fitness routines on the go, brand new residents looking for their next gym, or athletes looking for flexible workout routines. Drop-in classes on Pedal range between $7 and $20+, or users can pay a flat rate to try unlimited classes for 14 days.

Pedal Partners:

Pedal is free for gyms to use. We supply gyms with high-quality, highly motivated customer leads, and pay gyms every time a user attends class. Because we do all the marketing, our approach reduces a gym's cost of customer acquisition by an average of $38. Over 300 gyms have already signed on, and we have 10,000 leads for additional partners.

We Have Two Primary Revenue Streams

$50*	$7-$20+
Pedal Discovery pass: two weeks of unlimited classes	Drop-in class fees (determined by gym)

**Current estimated price. Finalized price will be tailored to each city.*

300+ Gyms Are Pedal Partners

Pedal is free for gyms to join; all they have to do is sign up. We have over 300 partner gyms and 10,000 leads for new partners. To start, we'll grow our partnerships in New York and San Francisco, while expanding our Pedal Partner campaign into other American cities with a strong fitness community.



How We'll Acquire Users

SXSW 2018

With a booth at the SXSW 2018 Wellness Expo March 10th and 11th, we'll kick off our plan to acquire users. Our primary plan is to run Facebook and Instagram ads at our target demographic in San Francisco and New York, extending our reach when we expand our partner gyms.

Current Traction

300+	Current partner gyms
10,000	Leads for partner gyms across U.S.
$78-$88	Avg. gym customer acquisition cost (CAC)
$28-$38	Savings in CAC for gyms using Pedal
$9-$38	Average price for drop-in class
$82-$250	Avg. cost of unlimited monthly gym membership

Founder


pedal

Chadd Johnson

Founder / CEO

Startup entrepreneur with a background in leadership; manages consumer trend analysis & strategy.

AND THE REST OF THE TEAM



Brandon Middleton

Senior VP of People and Culture

Master of management, consumer acquisition & retention, data analytics, & corporate responsibility.



Kirk Owat

Senior VP of Strategic Marketing

Specializes in brand standards, digital & social media marketing strategies, and strategic planning.

Interview

Wefunder interviewed Chadd Johnson on March 1, 2018.

– COLLAPSE ALL

WF: What is Pedal?

JOHNSON: Pedal is a mobile app for iOS and Android. We are a digital marketplace for fitness lovers to find fitness classes and for gym owners to gain new members.

WF: What problems are you trying to solve for gym goers?

JOHNSON: For people that like to go to fitness classes, there isn't something on the market right now that lets a user browse studios and pay as they go. Each facility tends to offer their own day pass structure, but there isn't any coordination like there is for a ride-sharing service. What we've done with Pedal is give users a high level of flexibility where they can search for facilities and buy day passes.

The other problem we're solving is an easy way to try out fitness classes before committing to a membership with the Pedal Discovery Pass. Users can purchase the pass for $50 (though the price may vary city to city as we expand into larger markets), and, for 14 days, they can try out any participating Pedal Partner gyms an unlimited number of times. If they find a gym they like, the user can apply the $50 they paid for the pass towards their subscription membership for the facility. This incentivizes users to try something new and commit to the workouts they love!

WF: How will you earn money?

JOHNSON: We'll take a little bit out of the day pass cost, but not much. The bulk of our revenue will come from the Pedal Discovery Pass, which is about $50 for each two-week pass. Pedal Discovery Pass pricing varies by city.

WF: What problem are you solving for gym owners? Why will they want to come onboard?

JOHNSON: Pedal offsets the cost of customer acquisition for these facilities. We serve as a robust lead generation tool – meaning we provide a funnel of high-quality, highly motivated fitness enthusiasts who are encouraged to become members at gyms. We do all the marketing and bring customers right to gyms' doorstep.

It doesn't cost gyms anything to join Pedal. We take very minimal cuts out of the day pass because we realize that the day pass is not our fundamental underlying revenue generator. The day passes are only for us to offer a quality product to the consumer, in addition to a way for us to establish goodwill with these gym facilities.

Customer acquisition cost is one of the biggest expenses for gym owners – typically between $78 and $88 per customer. The Pedal Discovery Pass encourages Pedal Athletes to become members of a gym because they get to apply that $50 they paid towards a membership. For gyms, that makes financial sense because they save an average of $28-$38 for each new member that signs up.

WF: What have you learned from other services like ClassPass?

JOHNSON: I will say we've taken spent a lot of time figuring out how to structure our business. In terms of ClassPass, we learned what the pain points are on the consumer side and on the gym side. We've contacted both ClassPass users and gym partners to get a better sense of what's maybe going wrong in this relationship that we can improve upon.

So, on the consumer side, ClassPass comes with a lot of restrictions. People can't go to the same facilities repeatedly within the same month, or they have very tight restrictions on the number of times they can attend in a month. We found that consumers tend to be annoyed by those limitations because they want options. They want to be able to go to a facility more than once because they liked that specific class and instructor and they want to continue that relationship. What we found is that the ClassPass model, to some extent, perhaps even to a significant extent, cannibalizes what gyms to stay in business, which is regular members. Even though ClassPass has positioned itself as a marketing tool to expand a gym's membership, it doesn't really fulfill that purpose because ClassPass members are more likely to stay within the ClassPass system instead of jumping ship to become a member of a single gym.

So, gyms really have an incentive to use us and promote us because we offer our users a very flexible option to participate that doesn't cut too much into a gym's profit margin. We actually give gyms a potential member who can fill those seats on a recurring basis as opposed to just once a month. Our gym partners are passionate about building a strong sense of community among their members – Pedal augments those efforts.

Plus, unlike ClassPass, we actually encourage people to become members of our partner facilities. We want them to find the passion in their fitness and join the facility that meets their fitness needs. And we're going to help them do that through this process.

So that's kind of the way that we position ourselves: ardent supporters of fitness freedom. We want people to have multiple options so they can find the right balance in their life for their fitness needs.

WF: Who are your competitors? How are you different?

JOHNSON: We see our two primary competitors as ClassPass first and Zenrez second. Zenrez was the first legitimate response to ClassPass by offering a day pass concept. What made them sort of special was this adoption of airline-style capacity controls for pricing – the more people book seats in a fitness class, the higher the price. Certainly clever in concept, but in our interviews with fitness studio owners, we found that this seems to be treated as sort of a gimmicky feature. They don't necessarily see value in it, because we're talking about really small margins to begin with. Gyms and studios want converted leads to join their facilities on a recurring basis.

One facility owner we talked to in San Francisco was struggling to grow her membership numbers. She liked what Zenrez could offer on marketing front, such as email blasting to people who aren't showing up to class anymore or giving them some kind of incentive to drop in, but Zenrez is still molded around the model of drop-ins, and the gym partners that we talked with say they don't really want drop-ins, which is what ClassPass and Zenrez offer.

In the case of ClassPass, some studios have even referred to it as an evisceration of their studio culture. During popular classes, ClassPass users can overwhelm the tight-knit community of loyal subscribers showing up to those fitness classes. In that sense, studio owners are more concerned about preserving customer relations with their own paying members and many even turn ClassPass users away.

Where we stand apart, I would say most significantly, is that we're eager to address these issues. In the case of Zenrez, they're doing some smart things by responding to ClassPass the way that they have by positioning themselves less as a consumer product and more as a marketing platform for gyms and studios. We're positioning ourselves very similarly, but we want to take a much more comprehensive and integrated approach to our marketing strategy for these facilities. The marketing component will allow us to adequately compete with Zenrez as well as ClassPass.

WF: What's the history of Pedal? ^

JOHNSON: Pedal has an interesting history. The company started in 2013, purely because there was a predecessor entity that existed with the underlying concept. That entity was called Stacktive and was run by a different team, not ours. Stacktive positioned itself from a couple different angles because they changed their business model. Initially, they took the approach of ClassPass because ClassPass was very new and exciting at the time. Stacktive offered unlimited passes for a single monthly price, just like ClassPass did, and they started building up their network of gyms and fitness activities.

They did that for a couple of years, and then in early 2016, they ended up selling off their assets to startup entrepreneur James Steinberg. James ended up buying the domain name Pedal.com. He was the one that rebranded Stacktive to Pedal. That was the early half of 2016. After he got further along in development, he and his partner at the time decided to sell the entity to me, before marketing it publically.

In early January 2017, I was in contact with James. That was when I decided to move forward to buy out Pedal and its assets. That was the point when I established Pedal under its current structure.

WF: How far along are you in developing the app? ^

JOHNSON: We started as iOS-only. We are now transitioning to a hybrid launch because we feel like it's the most prudent use of funds and it will also get us to market faster on both platforms since we have a lot of potential Android users.

We partnered with a design team in New York City who spearheaded our initial design efforts, then handed the designs off to an outsourced firm that has been working tirelessly on the app development itself.

We recognize the pivot from full native app development to the hybrid app model slowed us down a bit by adding time to our development process. However, it will allow us to launch on iOS and Android simultaneously–something in which we clearly saw real benefit as it allows us to reach more than twice the number of potential users. We have showcased our fabulous working prototypes at CES 2018, SXSW 2018, and we're heading to TechDay NYC in early May. Feedback received at the trade shows we've attended thus far has been overwhelmingly enthusiastic. We're hopeful that we can use our presence at South by Southwest as a great chance to build our future user and investor base and to generate a whole lot of enthusiasm as we move toward our exhibition at TechDay.

WF: What's your strategy to acquire users and gyms? ^

JOHNSON: The first thing to do is to make sure that users can sign up and manage their profile so we can start that data gathering process for the consumers. On the gym side, we'll start giving them a way to get in the system and make sure that they have access to all the consumer information that they need.

We're going to focus efforts on both the social media and B2B marketing side in the weeks leading up to launch. Once we've launched, we will move into a fully fledged digital marketing strategy, in hopes that this will be our first big drive to get us some users. We'll definitely be doing a mobile app download campaign to try to attract early adopters. We know our consumer-side users are our best marketing tool.

Getting gym owners on board will probably require something more direct – a lot of phone calls and late nights as well as leveraging existing networks we've found. We're finding that a lot of these smaller facilities are very well-connected in some regards, and not very well-connected in others. A lot of these owners know each other, and while they don't necessarily compete for the same users, they have some interesting ways of not competing directly with each other. We want to make sure we have as many facilities as possible on board in advance of having our first paying customer.

We realize that getting that campaign is going to be a lot to manage. We have around 10,000 gym leads right now. I'm hopeful we can even get that a little bit bigger because doing something as simple as pushing out an email marketing campaign to our 10,000 leads is not enough to net sizable growth in any one particular market. So our team, the three of us, are really focused on doing what we can to make these contacts to actually get into these markets and understand both the pain points and the communities themselves.

WF: How will Pedal's business grow?

JOHNSON: We don't really think that there's going to be a whole lot of change in the immediate revenue model – day passes and Discovery Passes will essentially remain the same. Where we really start to look at doing things differently leapfrogging a lot of our smaller competitors is to offer a fitness marketing and management platform for wellness service businesses.

Owners of fitness studios and gyms are typically passionate people who love to share their fitness experiences. It's no secret that operating such a business is incredibly hard work. The highest priority of any fitness facility is customer acquisition. This is where Pedal shines as a standout tool as we are committed to high-quality lead generation. We have designed an intuitive marketing process that leverages technology to drive users. In turn, those users are revenue amplifiers for gyms and provide those gyms an opportunity to lock down a conversion.

A lot of gyms that have and will sign up with Pedal are smaller facilities that rely on sporadic management tools that are cumbersome to use. They have a lot of complaints about that system. As we start growing our database of facilities, we will make sure to have a sensitive ear to the things they complain about. Then, we can start to develop a suite of management services.

When I first got into this space, I thought that something as simple as starting with a pay-as-you-go day pass to gyms would solve a lot of problems for consumers. What I realized in our interviews with gym owners and then in our interviews with the ClassPass users is that there are larger problems. As we mentioned, ClassPass is too restrictive and too expensive for consumers. They have changed their consumer business model several times now, and they've irritated a lot of their loyal long-term customer base by increasing prices and eliminating popular services. Now they've embraced a new concept that's credit-based and is far less appealing to diehard fitness enthusiasts. We've heard these complaints time and time again and are fully energized by addressing them.

And then on the gym side, we've heard far more significant complaints about the software and app systems gym owners use to handle all of their management tools, run their marketing promotions, and process all their payments. There are just so many irritants in that marketplace.

There are competitors in that space, but none are coming at it from the angle that we are because we recognize consumer-side issues and gym-side issues. We have the best avenue forward to marry those problems into one solution.

WF: What cities are you targeting first?

JOHNSON: We're focusing on large cities with a strong fitness culture. New York is at the top. San Francisco is a close second. We're focusing on the cities that meet the demographic profile of those who would find Pedal most appealing. Those are the cities that ClassPass has a substantial market in. We intend to present ourselves as their alternative when we launch. But, we realize that we need to be focusing efforts in those big markets as much as we possibly can to capture a healthy market share. To figure out the rest of our target cities, we'll pare them down on the basis of population and fitness demand, making sure we're looking at the cities that have a lot of options for partnerships.

Our previously acquired facilities are honestly everywhere. We've got them in Spokane and Phoenix and smaller markets around the country. We do have quite a geographic presence already, and we will continue to get participants that way. If we can maximize our presence in these larger markets, it'll be easier to get partner facilities in other cities. Another thing that helps us stand apart from other competitors like ClassPass or Zenrez, is they don't offer anything like this for smaller cities. People who live in smaller markets can't benefit from these services. Just because we're focusing significant efforts on major cities, we'll still be out there and available for any gym anywhere in the country to sign up with Pedal. We hope that leveraging some of those networks in smaller areas can help drive adoption.

WF: How will you use the funds raised on Wefunder?

JOHNSON: We need to build a bigger team. What we've learned throughout this whole process is that fitness really is a community. We're trying to help gym owners succeed in doing what they love. For us, the personal connections we make with our partners are extremely important. We need human capital to help us manage partner accounts, so we can enhance our client relations. Our results-oriented account managers will address partners' operational pain points as they arise. Concurrently, our growing team will ensure we're maximizing prospecting activities in our target markets.

We also need to raise funds so we can continue to sustain added development costs. Once we launch, we need to allocate funds towards maintenance. Just like in any app, there will be bugs and things that will need to be continually updated.

I've been fortunate that I work with a dynamic team, with a collective vision and unrivaled passion. That means ensuring they are adequately compensated for their drive and commitment.

We'll also need funding for comprehensive marketing campaigns to attract more gyms and users.

WF: What keeps you up at night? What could go wrong?

JOHNSON: Everything. However, I am surrounded by such amazing talent. I don't allow myself to be completely consumed by stress. While I have certainly had a few sleepless nights, I continue to be enthusiastically supported by a devoted team that willfully chooses to share in early startup challenges. We work well off each other. There are things that may stress me out, such as meeting tight deadlines and making sure that we remain on time to meet our objectives. It was a tough blow for us after we received feedback from our developers that that app launch would be further delayed. That was a pretty major stressor. However, I've learned to manage development with patience and a long-term vision.

WF: Tell me about your team.

JOHNSON: We have a really collaborative team. We support crosstalk because we know that that will help us improve. We've worked together for more than eight years while serving in the United States Air Force. Our military experiences definitely put us through the paces! The leadership acumen we've developed is irreplaceable. With a keen eye towards "mission-focus," we know how to quickly identify objectives and deploy the necessary resources to see any project through to completion. That commitment to excellence is what makes this team so exceptional.

We have a combined 45 years of professional experience in the intelligence field. We've managed teams and navigated them through tense situations. Our team has the necessary skillsets to confidently handle high-level multitasking on the tightest of deadlines. We emphasize agility and are driven by results. The professional backgrounds we bring to the table have also introduced us to a network of fellow entrepreneurs, who have shared their talent to nurture and mentor our endeavors. We have yet to face an obstacle that has stopped our fitness-focused objectives!

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RISKS

1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

2 Kirk Owat is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

3 The fitness industry requires some degree of disposable income to remain profitable. Any risk of a catastrophic economic downturn would hinder the company's ability to earn revenue.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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Pedal is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Brandon Middleton

Senior Vice President of People and Culture at Pedal

Pedal Holdings Inc. • Washington State University

Portland, Oregon Area • 127

InMail | View in Recruiter | ···

People | Values | Culture | Impact

Experience

Senior Vice President of People and Culture
Pedal Holdings Inc.
Oct 2017 – Present • 6 mos

People | Values | Culture | Impact

Consultant
Freelance
Sep 2013 – Oct 2017 • 4 yrs 2 mos
Portland, Oregon Area

• Prepared brand standards, digital and social media marketing strategies, e-commerce wireframe and analytics to allow client to begin selling products immediately upon receiving inventory
• Developed strategic plan, funding roadmap, and established supplier relationships to bring an upstart agricultural business from fuzzy concept to prototype to shelf-ready products in under a year
• Led athlete's year-long rebranding effort using PROSCI ADKAR personal change methodology to shift focus back to athletic abilities by closing retail store and starting intensive professional training initiatives which garnered a 350% income increase and vastly improved race performance
• Advised athletic tech startup on methods of finding hidden value in its business, allowing the monetization of source code and collected data while pursuing partner gyms to bolster existing model

Deputy Flight Commander
United States Air Force
Oct 2010 – Sep 2013 • 3 yrs
2d Special Operations Squadron, Las Vegas, Nevada

• Led 40 highly-specialized personnel to flawlessly execute an ultra-high-stress 24/7/365 schedule
• Directly supervised all aspects of mission operations, achieving 100% mission success rate
• Expertly maintained strong customer relationships, ensuring their requirements were satisfied in a constantly dynamic environment and maintaining "always-on" lines of communication
• Analyzed trends in worker and workgroup performance to identify areas to strengthen knowledge, skills, and habits; and identified process experts to share best practices; enhanced engagement
• Created system to track continuation education, adopted as the Air Force-wide standard

Deputy Chief of Intelligence/Wing Intelligence Duty Officer
United States Air Force
Oct 2009 – Sep 2010 • 1 yr
432d Wing Operations Center, Indian Springs, Nevada

• Supervised 24/7/365 aircraft flight and maintenance operations, systems, networks, and operations centers globally to ensure customers received top-notch support in a trouble-free environment
• Developed systems to monitor and report outages from network, maintenance, and weather issues
• Carefully guided actions to comply with US and international law, rules, ethics, and standards
• Developed and implemented standardized reporting for daily reports submitted by flight crews

Chief of Intelligence
United States Air Force
Nov 2006 – Sep 2009 • 2 yrs 11 mos
15th Reconnaissance Squadron, Indian Springs, NV

• Supervised 105 staff personnel working an always-on, around the clock schedule
• Oversaw unprecedented growth in mission and personnel, expanding team from 6 to 105 people in 14 months and developing training, standards, and management systems from ground-up
• Trained 300+ American, Canadian, and British forces on capabilities and how to effectively integrate and communicate with our people and operations, increasing efficiency and eliminating confusion
• Increased mission capabilities by 1200% to satisfy relentless thirst for actionable information

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Education

Washington State University
Master of Business Administration (M.B.A.), Stakeholder Focus
2015 – 2017

Peru State College
Bachelor of Technology (BTech), Business Administration and Management, General
2000 – 2001

Community College of the Air Force
Associate in Applied Science, Information Management
2000 – 2000

Community College of the Air Force
Associate in Applied Science, Communications Applications Technology
1999 – 2000

Defense Language Institute
Diploma, Middle/Near Eastern and Semitic Languages, Literatures, and Linguistics
1991 – 1992

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Skills & Endorsements

Leadership · 5
Daniel Clevenger and 4 connections have given endorsements for this skill

Global Operations Management · 4
Joe Symeonides and 3 connections have given endorsements for this skill

Strategic Reinvention · 4
Joe Symeonides and 3 connections have given endorsements for this skill

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Accomplishments

10 Certifications
Big Data 101 • Watson Analytics 101 • Google Digital Sales certification • Google Analytics certification • Google AdWords Display Advertising certification • Google AdWords Mobile Advertising certification • Google AdWords Search Advertising certification • Google AdWords Shopping Advertising certification • Google AdWords Video Advertising certification • Google Mobile Sites certification

Interests

Washington State University Van...
3,029 followers

Community College of the Air Force
349,313 followers

Apple
4,059,249 followers

Google Partners
25,030 followers

Washington State University
134,097 followers

Defense Language Institute Forei...
16,259 followers

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pedal

Chadd Johnson

Startup Founder at Pedal.com

Pedal Holdings, Inc • The George Washington University

Las Vegas, Nevada • 14

Connect | View in Recruiter | ...

Experience

Founder & CEO
Pedal Holdings, Inc
Feb 2017 – Present • 1 yr 2 mos
Las Vegas, Nevada Area

Analyst
US Air Force Reserve
May 2009 – Present • 8 yrs 11 mos

Education

The George Washington University
Bachelor of Science - BS, Health/Health Care Administration/Management

Bachelor of Science in Health Science (BSHS) with a concentration in Clinical Management and Leadership.

Interests

Pedal Holdings Inc.
4 followers

The George Washington University
216,850 followers

Cherryl Purcell

Chief Operations Officer at Pedal

Pedal • Colorado State University-Global Campus

Las Vegas, Nevada Area • 2

Connect | View in Recruiter | ···

Experience

Chief Operations Officer
Pedal
Feb 2017 – Present • 1 yr 2 mos

Mission Support Analyst
U.S. Air Force Air Combat Command
Apr 2015 – Present • 3 yrs
867th Reconnaissance Squadron/91st Attack Squadron

● RPA (Remotely Piloted Aircraft) Subject Matter Expert in direct support of multi-role MQ-1 Predator/MQ-9 Reaper combat operations, combat mission planning and target area threat analysis for Operation Inherent Resolve (OIR)
● Prepare daily threat briefings and analyze/disseminate intelligence on foreign air defense and electronic systems
● Collaborate with European Partner Integration Enterprise (EPIE) in forming coalition partners Mission Support Analyst (MSA) role
● Prepare intelligence reports and correspondence; compute and plot information from maps and charts; develop and maintain target materials; collate and evaluate intelligence information
● Work with Distributed Common Ground System (DCGS) for further intelligence and information specific to air defense systems in theater
● Brief mission status during the Weekly Activity Report (WAR) to wing commanders, group commanders, and squadron commanders
● Educate aircrews on collecting and reporting requirements and procedures; matters such as evasion, recovery, and code of conduct; recognition techniques; and assessing offensive and defensive weapon system capabilities
● Maintain and utilize geospatial databases, target materials, imagery, and other intelligence products
● Maintain intelligence reference files, automated intelligence databases, and target materials data logs
● Utilization of programs: JWICS, SIPRnet, mIRC, Zeus, MIST, Google Earth, Microsoft Office – One Note, Powerpoint, Excel, Outlook, Word, Access, and Infopath.

Mission Planning Cell
432nd Operations Support Squadron/91st Attack Squadron
Oct 2014 – Mar 2015 • 6 mos
U.S. Air Force Air Combat Command

● Brief key leadership flying combat missions in Operation Inherent Resolve (OIR), Operation Jukebox Lotus (OJL), Operation Nomad Shadow (ONS), Operation Freedom Sentinel (OFS), Operation Copper Dune (OCD), and Operation Jupiter Garret (OJG) threat identification and survivability to best meet combat mission objectives
● Collaborate daily with DCGS for further intelligence, products, and Requests for Information (RFIs)
● Author and publish daily Intelligence Situation Briefings (ISBs) covering 6 AORs
● Analyze, refine and disseminate intelligence on adversary weapons, tactics and geopolitical situations
● Produce all-source intelligence, situation estimates, order-of-battle studies, and other intelligence reports
● Prepare/coordinate mission-related documents, briefings, and other related products based on taskings for MQ-1 Predator and MQ-9 Reaper combat missions using various intelligence sources such as Intelink and DCGS databases
● Interface with aircrew and mission intelligence coordinators (MICs), Ground Liaison Officers (GLOs) and supported units to provide real-time informational support to ongoing combat missions
● Investigate enemy and blue force intelligence Tactics, Techniques and Procedures (TTPs) and brief crews in order to increase their situational awareness during combat operations

U.S. Air Force Special Operations Command
U.S. Air Force
May 2009 – Sep 2014 • 5 yrs 5 mos

● Liaison between supported unit, pilot, and sensor operator providing real-time armed reconnaissance, surveillance, and precision attack
● Provide overwatch, raid support and strike support to Special Operations Forces deployed to Operation New Dawn (OND), Operation Enduring Freedom (OEF), Operation Copper Dune (OCD), and Operation Jupiter Garret (OJG)
● Daily coordination with the DCGS as the main exploitation node of full motion video (FMV)
● Ready intelligence program drafting Standards Operating Procedures (SOPs), checklists and training standards for intelligence skill level upgrades
● Forecast adversary ingress and egress routes via FalconView, Zeus, Google Earth and other IMINT resources to aid target acquisition and prosecution
● Coordinate with command centers, joint terminal attack controllers (JTAC), and airspace control authorities
● Cross-cue intelligence with multiple manned assets during dynamic situations
● Disseminate patterns-of-life and target area threat analysis
● Interpret concept of operations (CONOPS) and concept of fires (CoF)
● 2500+ mission hours analyzing FMV feed from MQ-1B Predator
● 500+ mission hours analyzing FMV feed from MQ-9 Reaper
● Prepare and present threat recognition and current intelligence briefings to aircrew
● Utilization of programs: JWICS, SIPRnet, mIRC, FalconView, Zeus, Google Earth, Ad Lib, Microsoft Office - Powerpoint, Excel,
Outlook, Word, Access, and Infopath

Education

Colorado State University-Global Campus
Business Management, Bachelor of Science in Business Management, 3.7 GPA
2013 – 2017

Community College of the Air Force
Associate's degree, Associate of Science in Intelligence Studies and Technology, 3.6 GPA
2010 – 2013

Intelligence Studies and Technology, 3.6 GPA

College of Southern Nevada
Associate of Science , Intelligence Studies and Technology, 3.3 GPA
2013

Interests

Colorado State University-Global ...
17,928 followers

Colorado State University
211,984 followers

Community College of the Air Force
357,892 followers

College of Southern Nevada
39,651 followers

Kirk Owat

Student at Pepperdine Graziadio School of Business and Management

Pedal Holdings Inc. • Pepperdine Graziadio School of Business and Management

Los Angeles, California • 243

InMail | View in Recruiter | ...

Experience

SVP Strategic Marketing
Pedal Holdings Inc.
Oct 2017 – Present • 6 mos

Military Intelligence Officer
United States Air Force
May 2005 – Jan 2018 • 12 yrs 9 mos

Education

Pepperdine Graziadio School of Business and Management
Master of Business Administration - MBA, Business Administration and Management, General
2016 – 2018

Virginia Tech
Bachelor of Arts - BA, Political Science and Government
2001 – 2005
Activities and Societies: Virginia Tech Regimental Band - The Highty-Tighties, Virginia Tech Corps of Cadets, Southern Colonels Jazz Band

Skills & Endorsements

Data Analysis · 2
Matthew Smith and 1 connection have given endorsements for this skill

SQL · 2
Matthew Smith and 1 connection have given endorsements for this skill

Tableau · 2
Matthew Smith and 1 connection have given endorsements for this skill

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Accomplishments

4 **Languages**
English • German • Polish • Thai

Interests

Financial Times
3,200,798 followers

The Economist
5,490,335 followers

Los Angeles Football Club (LAFC)
3,869 followers

BBC News
2,780,197 followers

DJ Patil
Former U.S. Chief Data Scientist; built ...
630,251 followers

Defense News
256,420 followers

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